First Trust Advisors L.P.
                      1001 Warrenville Road
                      Lisle, Illinois 60532




                         November 2, 2007


First Trust Portfolios L.P.
1001 Warrenville Road
Lisle, IL  60532

     Re:  FT 1567

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
146615 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Ronda L. Saeli
                              Vice President